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                                                                       EXHIBIT 5

                                 MCGUIRE WOODS
                              BATTLE & BOOTHE LLP

                             3700 NATIONSBANK PLAZA
                             101 SOUTH TRYON STREET
                      CHARLOTTE, NORTH CAROLINA 28280-0001
                 TELEPHONE (704) 373-8999 -- FAX (704) 373-8990

                                 JULY 30, 1998

Board of Directors
Fresh Foods, Inc.
3437 E. Main Street
Claremont, NC 28610

Ladies and Gentlemen:

     We are acting as counsel to Fresh Foods, Inc., a North Carolina corporation (the "Company"), in connection with the preparation, execution and filing with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") and the offer and sale pursuant to the Registration Statement, by the Selling Shareholders identified in the Registration Statement, of up to 1,125,341 shares (the "Shares") of Common Stock, par value $1.00 per share, of the Company. This opinion letter is furnished to you for filing with the Commission pursuant to Item 601 of Regulation S-K promulgated under the Act.

     In reaching the opinion stated in this letter, we have reviewed originals or copies of the Registration Statement, the Restated Articles of Incorporation and Bylaws of the Company, both as amended to date, and such other documents as we have considered relevant. We have assumed that (i) all information contained in all documents reviewed by us is correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so and (vi) each natural person signing in a representative capacity any document reviewed by us had authority to sign in such capacity.

     Based upon the foregoing, it is our opinion that the Shares have been duly and validly issued and are fully paid and nonassessable.

     The opinion expressed above is limited to matters governed by the laws of the State of North Carolina. We express no opinion herein about the effect of federal or state securities laws or the laws of any other jurisdiction.

     We hereby consent to the use of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the heading "Legal Matters" therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

     This opinion letter speaks as of the date hereof. We disclaim any duty to advise you regarding any change subsequent to the date hereof in, or to otherwise communicate with you with respect to, the matters addressed herein.

                                      Very truly yours,

                                      /s/ McGuire, Woods, Battle & Boothe LLP